Exhibit 99.2

News Release

Wabtec Shareholders Approve Company Proposals At Annual Meeting

WILMERDING, PA, May 10, 2017 – Wabtec Corporation (NYSE: WAB) shareholders today elected four directors and approved other company proposals at its annual meeting in Pittsburgh. Directors elected were: Raymond Betler, Philippe Alfroid, Emilio Fernandez and Lee Foster, II.

Shareholders also ratified the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2017 fiscal year, and approved proposals relating to executive and Board compensation.

Wabtec Corporation (www.wabtec.com) is a leading global provider of equipment, systems and value-added services for transit and freight rail. Through its subsidiaries, the company manufactures a range of products for locomotives, freight cars and passenger transit vehicles. The company also builds new switcher and commuter locomotives, and provides aftermarket services. The company has facilities located throughout the world.

Tim Wesley	Phone: 412.825.1543	Wabtec Corporation
	E-mail: twesley@wabtec.com	1001 Air Brake Avenue
	Website: www.wabtec.com	Wilmerding, PA 15148